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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-81247) pertaining to the SalesLogix Corporation 1996 Equity Incentive Plan, SalesLogix Corporation 1999 Non-Employee Director Stock Option Plan and SalesLogix Corporation 1999 Employee Stock Purchase Plan of our report dated January 26, 2001, except for Note 19, as to which the date is March 22, 2001, with respect to the consolidated financial statements of Interact Commerce Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                           /s/ ERNST & YOUNG LLP

Phoenix, Arizona
March 27, 2001